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Exhibit 10q-10

AMENDMENT TO THE BELLSOUTH PERSONAL
RETIREMENT ACCOUNT PENSION PLAN

    WHEREAS, BellSouth Corporation (the "Company") sponsors the BellSouth Personal Retirement Account Pension Plan (the "Plan"), which was amended and restated effective January 1, 1998, and subsequently amended from time to time; and

    WHEREAS, the Executive Nominating Compensation and Human Resources Committee (the "Committee") of the Board of Directors of BellSouth Corporation, at its February 28, 2000 meeting, adopted a resolution to amend the Plan to provide an additional credit for the 2000 Plan Year equal to 1% of each Plan participant's 2000 compensation; and

    WHEREAS, the Committee authorized appropriate officers of the Company to do such further acts and to execute such documents as may be necessary or advisable to effectuate the purposes of such resolution; and

    WHEREAS, the Company now desires to revise the Plan document to reflect such amendment;

    NOW, THEREFORE, pursuant to the authority delegated by the Committee as referred to above, the undersigned officer approves the following to reflect such amendment of the Plan:

1.

    Amend Section 3 of the Plan by adding the following sentence at the end of Subparagraph 3.05(a):

    "The Board has approved an additional credit for the 2000 Plan Year equal to the Participant's Compensation multiplied by one percent, and this additional credit shall be credited to each Participant's account as of the last day of such Plan Year."

2.

    Any other provisions of the Plan not amended herein shall remain in full force and effect.

    This Amendment shall be effective as of January 1, 2000.

                        By: /s/ RICHARD D. SIBBERNSEN

                            Richard D. Sibbernsen
                        Vice President—Human Resources

                        Date: December 15, 2000

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AMENDMENT TO THE BELLSOUTH PERSONAL RETIREMENT ACCOUNT PENSION PLAN
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